Exhibit 10.11

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR UNDER THE SECURITIES LAWS OF CERTAIN STATES.  THESE SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER THE ACT AND THE APPLICABLE STATE SECURITIES LAWS, PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM.  LENDERS SHOULD BE AWARE THAT THEY MAY BE REQUIRED TO BEAR THE FINANCIAL RISKS OF THIS INVESTMENT FOR AN INDEFINITE PERIOD OF TIME.  THE ISSUER OF THESE SECURITIES MAY REQUIRE AN OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE ISSUER TO THE EFFECT THAT ANY PROPOSED TRANSFER OR RESALE IS IN COMPLIANCE WITH THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS.

WORTHINGTON ENERGY, INC.
PROMISSORY NOTE

$100,000.00	San Francisco, California
July 31, 2012

1.                      Principal and Interest

FOR VALUE RECEIVED, Worthington Energy, Inc., a Nevada corporation (the "Company") hereby absolutely and unconditionally promises to pay to Claudell & Nancy LeBlanc  (the "Lender"), or order, the principal amount of One Hundred Fifteen Thousand dollars ($115,000) on or before October 31, 2012, which includes $15,000 of interest for the 90 day term.

2.                      Repayments and Prepayments.

a.           All amounts due under this Note shall be due and payable on or prior to October 31, 2012.

b.           The Company may prepay this Note at any time, either in whole or in part, without premium or penalty and without the prior consent of the Lender.

3.                      Events of Default; Acceleration.

a.      The principal amount of this Note is subject to prepayment in whole or in part upon the occurrence and during the continuance of any of the following events (each, an “Event of Default”):  the initiation of any bankruptcy, insolvency, moratorium, receivership or reorganization by or against the Company, or a general assignment of assets by the Company for the benefit of creditors.  Upon the occurrence of any Event of Default, the entire unpaid principal balance of this Note and all of the unpaid interest accrued thereon shall be immediately due and payable.

b.     No remedy herein conferred upon the Lender is intended to be exclusive of any other remedy and each and every remedy shall be cumulative and in addition to every other remedy hereunder, and under the Purchase Agreement, now or hereafter existing at law or in equity or otherwise.

4.                      Notices.

a.      All notices, reports and other communications required or permitted hereunder shall be in writing and may be delivered in person, by telecopy with written confirmation, overnight delivery service or U.S. mail, in which event it may be mailed by first-class, certified or registered, postage prepaid, addressed (i) if to an Lender, at such Lender’s address as the Lender shall have furnished the Company in writing) and (ii) if to the Company at such address as the Company shall have furnished the Lenders in writing).

b.     Each such notice, report or other communication shall for all purposes under this Note be treated as effective or having been given when delivered if delivered personally or, if sent by mail, at the earlier of its receipt or 72 hours after the same has been deposited in a regularly maintained receptacle for the deposit of the United States mail, addressed and mailed as aforesaid, or, if sent by telecopier with written confirmation, at the earlier of (i) 24 hours after confirmation of transmission by the sending telecopier machine or (ii) delivery of written confirmation.

5.                      Miscellaneous.

a.      Neither this Note nor any provisions hereof may be changed, waived, discharged or terminated orally, but only by a signed statement in writing.

b.     No failure or delay by the Lender to exercise any right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege preclude any other right, power or privilege.  The provisions of this Note are severable and if any one provision hereof shall be held invalid or unenforceable in whole or in part in any jurisdiction, such invalidity or unenforceability shall affect only such provision in such jurisdiction.  This Note expresses the entire understanding of the parties with respect to the transactions contemplated hereby.  The Company and every endorser and guarantor of this Note regardless of the time, order or place of signing hereby waives presentment, demand, protest and notice of every kind, and assents to any extension or postponement of the time for payment or any other indulgence, to any substitution, exchange or release of collateral, and to the addition or release of any other party or person primarily or secondarily liable.

c.      If Lender retains an attorney for collection of this Note, or if any suit or proceeding is brought for the recovery of all, or any part of, or for protection of the indebtedness respected by this Note, then the Company agrees to pay all costs and expenses of the suit or proceeding, or any appeal thereof, incurred by the Lender, including without limitation, reasonable attorneys' fees.

d.      This Note shall for all purposes be governed by, and construed in accordance with the laws of the State of Nevada (without reference to conflict of laws).

e.      This Note shall be binding upon the Company's successors and assigns, and shall inure to the benefit of the Lender's successors and assigns.

f.      In no event shall the interest rate and other charges under this Note exceed the highest rate permissible under any law that a court of competent jurisdiction shall, in a final determination, deem applicable hereto.  In the event that a court determines that Lender has received interest and other charges under this Note in excess of the highest permissible rate applicable hereto, such excess shall be deemed received on account of, and shall automatically be applied to reduce, the outstanding principal amount hereunder and the provisions thereof shall be deemed amended to provide for the highest permissible rate.  If there is no outstanding principal amount under this Note, Lender shall refund such excess to the Company.

IN WITNESS WHEREOF, the Company has caused this Note to be executed by its duly authorized officer to take effect as of the date first hereinabove written.

WORTHINGTON ENERGY, INC.

:	By:___________________________

Title: _________________________